Exhibit 10.13

Loan No.: 50-2859027	Hidden Lakes Apartments
ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS
     THIS ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS (as the same may be hereafter amended, restated or modified, this “Assignment”), made as of December 28, 2006, by Apartment REIT Hidden Lakes, LP, a Texas limited partnership (“Borrower”), having an address at c/o Triple Net Properties, LLC, 1551 North Tustin Avenue, Suite 200, Santa Ana, California 92705, in favor of Wachovia Bank, National Association, a national banking association (together with its successors and assigns, “Lender”), whose address is Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262.
WITNESSETH:
     THAT, WHEREAS, Borrower has executed and delivered to Lender a Promissory Note dated of even date herewith (the “Note”), payable to the order of Lender, which Note evidences a loan made by Lender to Borrower; and
     WHEREAS, the Note is secured by that certain Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith (as the same may from time to time be amended, consolidated, renewed or replaced, the “Security Instrument”), from Borrower, as mortgagor, to Lender, as mortgagee, encumbering that certain real property situated at 8910 North Loop 1604 West, San Antonio, and County of Bexar, State of Texas, as more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (the “Real Estate”); and
     WHEREAS, Borrower is desirous of further securing to Lender the repayment of the indebtedness evidenced by the Note and the performance of the other terms, covenants and agreements contained herein and in the Note, the Security Instrument and each other document evidencing, securing, guaranteeing and/or relating to the indebtedness evidenced by the Note (the Note, the Security Instrument and such other documents, as each of the foregoing may from time to time be amended or replaced, are herein sometimes collectively referred to as the “Loan Documents”).
     NOW, THEREFORE, in consideration of the making of the loan evidenced by the Note by Lender to Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably, absolutely and unconditionally assigns and transfers to Lender, its successors and assigns, all of Borrower’s right, title and interest in and to:
     (A) any and all contracts and agreements with management agents, leasing agents, sales agents, service and maintenance agents, contractors and other third parties (collectively, the “Contracting Parties”, or, singularly, a “Contracting Party”), whether now existing or hereafter arising, relating to the management, operation, leasing, sale, maintenance and repair of the Real Estate and/or the apartment complex containing a total of 630 units and other improvements located on the Real Estate (the “Improvements”) (the Real Estate and the Improvements are sometimes hereinafter collectively referred to as the “Property”), including, without limitation, management agreements, equipment leases and personal property leases (collectively, the “Contracts” or, singularly, a "Contract”); and
     (B) any and all warranties and guaranties relating to the Property or any fixtures, equipment or personal property owned by Borrower and located on and/or used in connection with the Property, whether now existing or hereafter arising; and

     (C) any and all permits, licenses, certificates of use and occupancy (or their equivalent) and applications and approvals issued by any governmental authority or agency relating to the construction, ownership, operation and/or use of the Property, whether now existing or hereafter arising.
(The Contracts, together with the items referred to in subparagraphs (B) and (C) above, are sometimes herein collectively referred to as the “General Intangibles”.)
     This Assignment is made upon the following terms and conditions:
     1. Borrower represents, warrants and covenants to and with Lender that: (a) Borrower shall not make any changes in or amendments to any of the General Intangibles without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided, however, that notwithstanding the foregoing, Lender’s consent shall not be required with respect to changes in or amendments to any Contract (i) which does not relate to the overall management or operation of the Property, (ii) which is terminable without cause and without payment of any penalty or termination fee on thirty (30) days’ notice, and (iii) under which the Contractor does not have any right, by reason of applicable law or otherwise, to assert a lien against the Property which is superior to the lien of the Security Instrument; (b) Borrower shall not tender or accept a surrender or cancellation of any of the General Intangibles without the prior written consent of Lender where such surrender or cancellation would materially or adversely affect the Property or Lender’s interest therein or Lender’s security or where such surrender or cancellation would violate the terms of any Loan Document; (c) Borrower shall promptly provide to Lender copies of all changes in or amendments to the Contract whether or not Lender’s consent thereto is required pursuant to clause (a) above and Borrower shall promptly notify Lender in writing of any surrender or cancellation of a Contract whether or not Lender’s consent thereto is required pursuant to clause (b) above; (d) except as otherwise expressly permitted by the terms of the Security Instrument, Borrower has not assigned or granted and will not assign or grant a security interest in any of the General Intangibles to anyone other than Lender; (e) Borrower’s interest in the General Intangibles is not subject to any claim, setoff, lien, deduction or encumbrance of any nature (other than the encumbrance created hereby, the encumbrance created by the Security Instrument and those subordinate encumbrances, if any, created in connection with any junior encumbrances on the Real Estate expressly permitted by the terms of the Security Instrument); (f) Borrower has full power and authority to make this Assignment; (g) Borrower shall make all required payments and otherwise perform its obligations under the General Intangibles; and (h) Borrower shall give immediate notice to Lender of any notice of default served upon Borrower with respect to its obligations under any of the General Intangibles and, at the sole cost and expense of Borrower, shall enforce or secure the performance of each and every material obligation of the Contracting Parties to be kept or performed under the Contracts.
     2. Neither this Assignment nor any action or actions on the part of Lender (including, without limitation, any assumption by Lender of the rights and obligations under the General Intangibles pursuant to the provisions of Paragraph 3 hereof) shall relieve Borrower of any obligation under the General Intangibles and Borrower shall continue to be primarily liable for all obligations thereunder, Borrower hereby agreeing to perform each and all of its obligations under the General Intangibles. Borrower hereby protects, defends, indemnifies and holds Lender free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys’ fees and accountants’ fees) resulting from any failure of Borrower to so perform under the General Intangibles.
     3. It shall be an Event of Default hereunder upon any failure by Borrower in the performance or observance of any covenant or condition hereof and the continuance of such failure for thirty (30) days (or such shorter period of time provided under any other Loan Document) after notice of such default from Lender (provided that no such notice shall be required if not required under any other Loan Document) within which to cure the same. Upon an Event of Default hereunder or under any of the other Loan Documents, Lender may, but shall not be obligated to, assume any or all of the obligations of Borrower under any or all of the Contracts and/or exercise the rights, benefits and privileges of Borrower under any or all of the General Intangibles.
     4. Upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents, Lender may give notice to any or all of the Contracting Parties, either requiring the Contracting Party to continue performance under its Contract or, alternatively, terminating the Contract. This Assignment shall constitute a direction to and full authority to the Contracting Parties under the Contracts to act at Lender’s written direction and otherwise perform on Lender’s behalf under the Contracts, without proof of the event of default relied upon. The Contracting Parties shall be entitled to rely upon written notice from Lender that Lender has assumed all of the rights and obligations of Borrower under the applicable Contract without any inquiry into whether Borrower is in default hereunder or under any of the other Loan Documents. Such assumption of a Contract by Lender shall be evidenced by written notice from Lender to the applicable Contracting Party. Under no circumstances shall Lender be deemed by any party to have assumed Borrower’s rights and obligations under a Contract unless and until such written notice is delivered to the Contracting Party in accordance with the foregoing provision.
     5. Lender shall have the right at any time, but shall have no obligation, to take in its name or in the name of Borrower, or otherwise, such action as Lender may at any time or from time to time determine to be reasonably necessary to cure any default under the General Intangibles or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability to Borrower if any action taken by Lender or in Lender’s behalf in good faith pursuant to this Assignment shall prove to be in whole or in part inadequate or invalid. Borrower hereby protects, defends, indemnifies and holds Lender and its affiliated entities, free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys’ fees and accountants’ fees) to which Lender may be exposed, or that Lender may incur, in exercising any of its rights under this Assignment, unless caused by the intentional misconduct or gross negligence of Lender.
     6. Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact in Borrower’s name or in Lender’s name, or otherwise, to, from and after the occurrence of an Event of Default by Borrower hereunder or under any of the other Loan Documents to enforce all of the rights of Borrower under the General Intangibles. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable so long as any sums are outstanding under the loan evidenced by the Note.
     7. Borrower shall deliver to Lender a true, correct and complete copy of each Contract promptly after it has been executed and delivered by the parties thereto.
     8. Notwithstanding anything to the contrary contained herein, Lender shall have no right under this Assignment to assume any Contract or to exercise any rights, benefits or privileges of Borrower under any of the other General Intangibles until Borrower shall be in default under the terms of this Assignment or the terms of any of the other Loan Documents and such default shall not have been cured within any applicable grace or cure period.
     9. Borrower shall promptly obtain and deliver to Lender consents to the terms of this Assignment, in forms reasonably acceptable to Lender, from such Contracting Parties as Lender may request from time to time.
     10. This Assignment and the agreements and undertakings of Borrower hereunder shall be binding upon Borrower, their successors and assigns and any subsequent owner of the Property, and shall inure to the benefit of Lender and its successors and assigns and any purchaser of any interest of Lender in the Note, the Security Instrument and the other Loan Documents.
     11. Borrower covenants and agrees to make, execute and deliver all such further or additional instruments as may be necessary to satisfy the intents and purposes hereof and to perfect the assignment made hereby.
     12. This Assignment shall be construed under and governed by the laws of the State in which the Property is located, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. In any action brought under or arising out of this Assignment or the other Loan Documents, Borrower hereby consents to the jurisdiction of any competent court within the State in which the Property is located and consents to service of process by any means authorized by the law of the State in which the Property is located.
     13. All notices, demands, requests or other communication to be sent by one party to any other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Assignment or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Assignment or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to any other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
     14. In case of a conflict between any provision of this Assignment and any provision of the other Loan Documents, the provisions of the Note or the Security Instrument, if they shall be the conflicting other Loan Document, shall prevail and be controlling.
     15. This Assignment may be executed in any number of counterparts, each of which shall be effective upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.
     16. Notwithstanding anything to the contrary contained in this Assignment, the liability of Borrower and its officers, directors, general partners, managers, members and principals for the indebtedness issued hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.
     17. If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     18. This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Borrower and Lender.
[THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, Borrower has executed this Assignment as of the day and year first above written.

BORROWER:

APARTMENT REIT HIDDEN LAKES, LP,
a Texas limited partnership

By:	Apartment REIT Hidden Lakes GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	NNN Apartment REIT Holdings, L.P.,
a Virginia limited partnership,
its Manager

		By:	NNN Apartment REIT, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Andrea R. Biller

			Name:	Andrea R. Biller

			Title:	Secretary

EXHIBIT “A”
Legal Description
TRACT I
A 48.80 acre, or 2,125,701 square feet, tract of land, out of a 69.40 acre tract recorded in Volume 6447, Pages 1192-1195 of the Official Public Records of Real Property of Bexar County, Texas, a portion of the called 48.97 acre tract of land (“Tract I”) recorded in Volume 10288, Pages 623-627 of the Official Public Records of Real Property of Bexar County, Texas, and being all of Lot 30, Block 8 of the Replat and Subdivision Plat Establishing Bandera Springs as recorded in Volume 9559, Pages 114-116 of the Deed and Plat Records of Bexar County, Texas, also being out of the Perry Davis Survey Number 267, Abstract Number 189, County Block 4528, now all in New City Block (N.C.B.) 14614, In the City of San Antonio, Bexar County, Texas, said 48.88 acre being more particularly described by metes and bounds as follows, with the basis of bearings being the said Bandera Springs Subdivision:
BEGINNING at a found Texas Department of Transportation monument with brass plate, a point on the southeast right-of-way line of F.M. 1604, the northwest corner of the above referenced 69.40 acre tract, the northeast corner of a 13.923 acre tract recorded in Volume 10593, Pages 769-772 of the Official Public Records of Real Property of Bexar County, Texas, the northwest corner of the herein described tract, from which a found 1/2 inch iron rod bears S 45° 39’ 57” W, a distance of 126.85 feet; thence N 45° 30’ 49” E, along and with the southeast right-of-way of said F.M. 1604, a distance of 196.51 feet to a set “x” in concrete; thence : N 44° 34’ 21” E, along and with the southeast right-of-way of said F.M. 1604, a distance of 40.71 feet to a set “x” in concrete, the west corner of a 47.04 acre tract recorded in Volume 7321, Page 1004-1007 of the Official Public Records of Real Property of Bexar County, Texas, the north corner of the herein described tract; thence departing the southeast right-of-way line of said F.M. 1604, along and with the southwest line of said 47.04 acre tract, the northeast line of herein described tract the following calls and distances: S 44° 27’ 48” E, a distance of 68.58 feet to the center of a sanitary sewer manhole lid; S 30° 13’ 45” E, a distance of 397.94 feet to a set “x” on a sanitary sewer manhole lid; S 60° 22’ 03” E. a distance of 698.23 feet to the center of a sanitary sewer manhole lid; S 22° 51’ 53” E. a distance of 251.38 feet to a set “x” on a sanitary sewer manhole lid; S 78° 38’ 40” E. a distance of 491.06 feet, to a found 1/2 inch iron rod with a yellow cap marked “Pape-Dawson”, the southeast corner of said 47.04 acre tract, the northeast corner of this tract, a point on the west right-of-way line of South Hausman Road (a variable width right-of-way); thence S 00° 03’ 57” W, along and with the west right-of-way of said South Hausman Road, a distance of 245.33 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 84° 21’ 08” W, departing the west right-of-way of said South Hausman Road, a distance of 10.05 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” being a northeast corner of said Lot 30; thence S 00°03’57” W, along and with the west right-of-way of said South Hausman Road, the west line of a 10-dedication for future street widening recorded fn Volume 9559, Pages 114-116 of the Deed and Plat Records of Bexar County, Texas, the east line of said Lot 30, a distance of 351.58 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 17° 06’ 38” E, departing the west right-of-way of said South Hausman Road, Along the south line of a said 10-dedication for future street widening, the east line of said Lot 30, a distance of 34.12 to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” in the west right-of-way line of said South Hausman Road; thence S 00° 03’ 57” W, along and with the west right-of-way of said South Hausman Road, a distance of 551.48 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence S 80° 07’ 33’’ W, departing the west right-of-way line of said South Hausman Road, at a distance of 5.08 feet passing the northeast corner of Oakridge Pointe Unit-4 Subdivision, as recorded in Volume 9534, Page 117, Deed and Plat Records of Bexar County, Texas, continuing along the north line of said Oakridge Pointe, Unit-4 at a distance of 181.40 passing the southwest corner of said Lot 30, Block 8, in all a total distance of 298.93 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence S 46° 06’ 14” W, with the northwest line of Oakridge Pointe Unit-4, a distance of 50.04 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson"', the northwest corner of said subdivision the northeast corner of Lot 20, Block 8, N.C.B. 14614, South Hausman Road Elementary, as recorded in Volume 9535,

Pages 34-35, Deed and Plat Records of Bexar County, Texas, being the southeast corner of the remaining portion of that 16.12 acre tract conveyed to Northside Independent School District in Volume 6761, Pages 1256-1274 of the Official Public Records of Real Property of Bexar County, Texas, a point on curve of a non-tangent curve to the left; thence Northwesterly, along and with the east tine of said remaining portion of that 16.12 acre tract and along the arc of said curve to the left, said curve having a radial bearing of S 43° 51’ 41” W, a radius of 375.00 feet, a central angle of 101° 1’ 53”, a chord bearing and distance of N 46° 44’ 15” W, 7.84 feet, an arc length of 7.84 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 47° 20’ 12” W, a distance of 20.00 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” at the north corner of said remaining portion of that 16.12 acre tract; thence S 58° 56’ 36” W, along and with the west line of said remaining portion of that 16.12 acre tract, the south line of said 48.80 acre tract and said Lot 30, a distance of 62.28 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”, at the southwest corner of said remaining portion of that 16.12 acre tract, and angle point in the north line of said Lot 20, Block 8 of South Hausman Road Elementary, the beginning of a curve to the right; thence Southwesterly, along and with the northwest and north line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract and arc of said curve to the right, said curve having a radius of 300.00 feet, a central angle of 36° 02’ 40”, a chord bearing and distance of S 76° 57’ 56” W, 185.63 feet, an arc length of 188.73 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 85° 00’ 44” W, along and with the north line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract, a distance of 115.39 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence Northwesterly, along and with the north and northeast line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract and the arc of said curve to the right, said curve having a radius of 350.00 feet, a central angle of 44° 59’ 40”, a chord bearing and distance of N 62° 31’ 12” W. 267.79 feet, an arc length of 274.79 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 40° 01’ 40” W, along and with the northeast line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract, a distance of 245.43 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”, the beginning of a curve to the left; thence Northwesterly, along and with the northeast line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract and the arc of said curve to the left, said curve having a radius of 250.00 feet, a central angle of 49° 57’ 50”, a chord bearing and distance of N 65° 00’ 35” W, 211.17 feet, an arc length of 218.01 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”; thence N 89° 59’ 30” W, along and with the north line of said South Hausman Road Elementary, the south line of said Lot 30 and said 48.80 acre tract, a distance of 52.06 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”, a point on the west line of a 3 8.966 acre tract recorded in Volume 2569, Page 1217, Official Public Records of Real Property of Bexar County, Texas, the southwest corner of said Lot 30 and the southwest corner of the herein described tract; thence N 00° 00’ 12” E, along and with the east line of said 38.966 acre tract, a distance of 706.02 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” at a common corner between said 38.966 acre tract and said 13.923 acre tract; thence N 14°12’ 23” W. along and with the east line of said 13.923 acre tract, the west line of said Lot 30 and said 48.80 acre tract, a distance of 1071.43 feet to the POINT OF BEGINNING and containing 48.80 acres of land in the City of San Antonio, Bexar County, Texas.
TRACT II:
Drainage easement as provided by document recorded in Volume 7032, Page 1269, Real Property Records of Bexar County, Texas.
TRACT III:
Landscape buffer, lighting and access easement agreement as prodded by document recorded in Volume 41880, Page 1700, Real Property Records of Bexar County, Texas.